Exhibit 99.3

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Consolidated Financial Statements

June 30, 2008

(With Independent Auditor’s Report Thereon)

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.

Contents

Independent Auditor’s Report	1

Consolidated Balance Sheet	2-3

Consolidated Statement of Income	4

Consolidated Statement of Shareholders’ Equity	5

Consolidated Statement of Cash Flows	6

Notes to Consolidated Financial Statements	7-20

Independent Auditor’s Report

The Board of Directors and Shareholders

Staubach Holdings, Inc.

We have audited the accompanying consolidated balance sheet of Staubach Holdings, Inc. and subsidiaries (the “Company”) as of June 30, 2008, and the related consolidated statements of income, shareholders’ equity, and cash flows for the twelve months then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Staubach Holdings, Inc. and subsidiaries as of June 30, 2008, and the results of their operations and their cash flows for the twelve months then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Dallas, Texas

February 19, 2009

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Consolidated Balance Sheet

June 30, 2008

Assets

Current assets:
Cash and cash equivalents	$69,749,954
Restricted cash	2,576,333
Receivables:
Service and management fees	28,236,702
License fees	1,108,295
Affiliates	649,381
Other	5,014,691

Total receivables, net	35,009,069

Prepaid expenses and other assets	4,900,731
Assets restricted for payment of dividends payable	5,230,000
Deferred tax asset, net	320,924

Total current assets	117,787,011

Furniture, fixtures, and equipment, net	5,510,359
Goodwill	169,237,218
Intangible assets, net	101,921,104
Other assets	651,681

Total assets	$395,107,373

See notes to consolidated financial statements.

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Consolidated Balance Sheet

June 30, 2008

Liabilities and Shareholders’ Equity

Current liabilities:
Bonuses payable	$63,773,035
Accounts payable and accrued liabilities	14,583,581
Deferred revenue	7,210,140
Dividends payable	5,230,000
Accrued federal and state income taxes	6,661,331

Total current liabilities	97,458,087

Deferred tax liability, net	39,255,575

Total liabilities	136,713,662

Commitments and contingencies (notes 2, 5, 7, 9, and 10)

Puttable shares of Class A voting common stock consisting of 4,165,808 shares issued and outstanding	85,731,065
Shareholders’ equity:
Class A voting common stock, $0.01 par value. Authorized 100,000,000 shares; issued and outstanding 16,663,230 shares	166,632
Additional paid-in capital	200,150,319
Accumulated deficit	(27,654,305)

Total shareholders’ equity	172,662,646

Total liabilities and shareholders’ equity	$395,107,373

See notes to consolidated financial statements.

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Consolidated Statement of Income

Twelve months ended June 30, 2008

Revenues:
Service fee revenues	$366,654,631
License fee revenues	20,111,886
Management fee revenues	10,912,884

Total revenues	397,679,401

Operating expenses
Salaries, bonus, and benefits	264,428,764
Compensation related to stock grants and issuances	6,198,698
Selling, general, and administrative expenses	41,427,225
Depreciation and amortization	30,917,358

Total operating expenses	342,972,045

Operating income	54,707,356

Other income (expense):

Gain on assets restricted for payment of dividends payable	2,230,000
Other income	819,757
Interest income	2,038,147
Interest expense	(560,567)

Income before income taxes	59,234,693

Income tax	23,558,310

Net income	$35,676,383

See notes to consolidated financial statements.

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Consolidated Statement of Shareholders’ Equity

Twelve months ended June 30, 2008

	Class A common stock		Additional paid-in capital	Accumulated deficit	Total
	Shares	Amount
Balance, June 30, 2007	7,999,415	$79,994	$17,365,148	$(9,837,999)	$7,607,143
Shares of common stock issued in conjunction with the acquisition of licensees	12,641,305	126,413	263,637,917	—	263,764,330
Redeem shares of common stock previously held by terminated employees	(90,709)	(907)	(1,363,511)	—	(1,364,418)
Shares of common stock issued to employees at $2/share	2,132	21	41,041	—	41,062
Shares of common stock granted to employees	276,895	2,769	6,159,131	—	6,161,900
Less: puttable shares of common stock	(4,165,808)	(41,658)	(85,689,407)	—	(85,731,065)
Dividends				(53,492,689)	(53,492,689)
Net income	—	—	—	35,676,383	35,676,383

Balance, June 30, 2008	16,663,230	$166,632	$200,150,319	$(27,654,305)	$172,662,646

See notes to consolidated financial statements.

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Twelve months ended June 30, 2008

Cash flows from operating activities:
Net income	$35,676,383
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,917,358
Loss on disposal of furniture, fixtures, and equipment	32,821
Gain on assets restricted for payment of dividends payable	(2,230,000)
Deferred federal and state income taxes	(9,004,665)
Stock compensation	6,198,698
Changes in operating assets and liabilities:
Restricted cash	(2,442,557)
Receivables	(10,982,687)
Prepaid expenses and other assets	(1,002,771)
Other assets	620,385
Deferred compensation plan assets	5,584,739
Deferred compensation plan liabilities	(6,347,868)
Accounts payable, accrued liabilities and deferred revenue	(18,323,935)
Accrued federal and state income taxes	6,759,703
Bonuses payable	34,098,452

Net cash provided by operating activities	69,554,056

Cash flows from investing activities:
Cash received as part of stock exchanges (Note 2)	24,662,855
Proceeds on disposal of furniture, fixtures, and equipment	339,953
Acquisition of furniture, fixtures, and equipment	(1,299,788)
Investments in real estate partnerships and ventures	(2,978,771)

Net cash provided by investing activities	20,724,249

Cash flows from financing activities:
Cash paid to previous shareholders of The Staubach Company	(60,080,783)
Redeem shares of common stock	(1,364,418)
Issuance of common stock	4,264
Dividends	(48,262,689)

Net cash used in financing activities	(109,703,626)

Net decrease in cash and cash equivalents	(19,425,321)
Cash and cash equivalents, beginning of period	89,175,275

Cash and cash equivalents, end of period	$69,749,954

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$25,201,883

Schedule of noncash investing and financing activities:
Dividend of Membership Interest in Holdings Assets, declared and accrued as of June 30, 2008	$5,230,000

See Note 2 for net assets acquired with the stock exchanges

See notes to consolidated financial statements.

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(1)	Organization and Summary of Significant Accounting Policies

(a)	Principal Business Activities

Staubach Holdings, Inc. and its wholly-owned subsidiaries (the “Company”) represent tenants and other potential real estate users in the acquisition and management of real property, providing a comprehensive range of strategic real estate consulting services primarily throughout the United States of America. The Company is organized functionally, and its principal lines of business include Corporate Services and Capital and Strategic Services.

See Note 2 regarding the formation of Staubach Holdings, Inc.

(b)	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and the following wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

The consolidated financial statements include the following wholly owned subsidiaries:

Staubach - Northern California, Inc.

Staubach Advisory Services, Inc.

Staubach Arizona, LLC

Staubach Bay Area, Inc.

Staubach Commercial Services - SoCal, Inc.

Staubach Global Services RR, Inc.

Staubach Governmental Services, Inc. dba Staubach Educational and Municipal Services Inc

Staubach Michigan, LLC

Staubach Midwest Construction Services LLC

Staubach Northwest, LLC

Staubach Retail Services - New England, LLC

Staubach - Houston, Ltd. dba The Staubach Company

The Staubach Company

The Staubach Company - Carolinas, LLC

The Staubach Company - Central Texas, LLC

The Staubach Company - Florida Holdings, LP

The Staubach Company - Los Angeles, Inc.

The Staubach Company - Northeast, Inc.

The Staubach Company - Raleigh, LLC

The Staubach Company - South Florida, LLC

The Staubach Company - Southeast, Inc.

The Staubach Company - Tennessee, LLC

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Staubach Company New York, LLC

The Staubach Company of New England, LLC

The Staubach Company of New Jersey, LLC

The Staubach Company of Pennsylvania, Inc.

The Staubach Company, Front Range, LLLP

The Staubach Company, Minnesota, Inc.

The Staubach Company, West Advisory Inc.

The Staubach Company-Southwest, Inc.

The Staubach Company, San Diego, Inc.

The Staubach Management Company of New Jersey, LLC

Staubach Great Lakes, Inc.

Staubach Great Lakes, LLC

Staubach Michigan, LLC

Staubach Kentucky, LLC

Staubach Capital Markets, Inc.

Staubach Capital I, LLC

Staubach Investment Sales, Inc.

Staubach Corporate Finance, Inc.

Staubach Holdings Assets, LLC

Staubach Assets, Inc.

(c)	Cash and Cash Equivalents

For purposes of reporting cash flows, all highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

(d)	Restricted Cash

Restricted cash represents funds held in escrow on behalf of customers.

(e)	Concentration of Credit Risk

During the period ended June 30, 2008, the Company had certain concentrations of credit risk with various financial institutions in the form of cash, cash equivalents, and restricted cash. For purposes of evaluating credit risk, the stability of financial institutions conducting business with the Company is periodically reviewed. If the financial institutions failed to completely perform under the terms of the financial instruments, the exposure for credit loss would be the amount of the financial instruments less amounts covered by regulatory insurance. To date, the Company has not experienced any losses in its cash accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(f)	Allowances for Doubtful Accounts

Receivables are carried net of the allowances for doubtful accounts, approximately $207,000 as of June 30, 2008. Management’s determination of the adequacy of those allowances is based primarily upon evaluations of historical loss experience, individual receivables, current economic conditions, and other relevant factors. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

(g)	Furniture, Fixtures, and Equipment

Furniture, fixtures, and equipment are carried at cost, less accumulated depreciation and amortization. Repairs and maintenance are charged to operations. Depreciation is computed using the straight-line method over estimated useful lives. Amortization related to leasehold improvements is computed using the straight-line method over the shorter of the appropriate lease term or the estimated useful life of the asset. The Company has determined that the estimated useful lives of its furniture, fixtures, and equipment range from three to ten years.

(h)	Goodwill

Goodwill represents the excess of the purchase price and related costs over the fair value assigned to the net tangible and identifiable assets acquired. SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”) requires that goodwill not be amortized, but instead be evaluated for impairment at least annually or more often if events or changes in circumstances indicate that impairment may have occurred. Impairment losses are to be recognized to the extent that the carrying amount of goodwill exceeds its estimated fair value.

(i)	Revenue Recognition

Lease commissions, which are included as service fee revenue in the accompanying consolidated statement of income, are generally recognized in accordance with the underlying agreement and upon our underlying obligations being satisfied. Service fees related to consulting transactions are recognized in the period in which the revenues are earned. License fee revenues are considered earned in the period in which the related licensee is paid its service fee. The Company recognizes fees from portfolio management over the terms of the respective management contracts as services are rendered.

Service and license fee revenues are generated from individual transactions. The Company is not dependent on one customer or group of customers in any single year.

The Company has certain lines of business in which it is reimbursed by its clients for expenses incurred on their behalf. The treatment of these expenses for financial reporting purposes is based upon the fee structure of the underlying contract. A contract that provides a fixed fee billing, fully inclusive of all personnel and other recoverable expenses, is reported on a gross basis. Reported revenues include the full billing to the client and reported expenses include all costs associated with the client. When a fee structure distinguishes between a fixed management fee and scheduled reimbursable personnel or other expenses, the contract is accounted for on a net basis. Reported revenues include the management fee, and the reimbursement is netted against expenses.

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(j)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

(k)	Income Taxes

The Company uses the liability method of accounting for income taxes. Under this method, the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period that includes the enactment date.

(l)	Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred. Advertising and marketing costs expensed totaled approximately $3.8 million for the twelve months ended June 30, 2008.

(m)	Financial Instruments

The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value as of June 30, 2008, because of the relative short maturity of these items.

(n)	Impairment of Long-Lived Assets

In accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets including definite life intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment loss was recorded for the twelve months ended June 30, 2008.

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(o)	New Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 (“FIN 48”), which the Company will be required to adopt during the fiscal year ending June 30, 2010. FIN 48 requires companies to determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. This interpretation also provides guidance on derecognition, classification, and expanded disclosure requirements. The Company is currently in the process of assessing the impact that FIN 48 will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. It clarifies that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. This Statement does not require any new fair value measurements, but rather, it provides enhanced guidance to other pronouncements that require or permit assets or liabilities to be measured at fair value. This Statement is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact that the adoption of SFAS No. 157 will have, if any, on its financial position, results of operations and cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115, which provides all entities, including not-for-profit organizations, with an option to report selected financial assets and liabilities at fair value. The objective of the statement is to improve financial reporting by providing entities with the opportunity to mitigate volatility in earnings caused by measuring related assets differently without having to apply the complex provisions of hedge accounting. Certain specified items are eligible for the irrevocable fair value measurement option as established by SFAS No. 159. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. The Company is currently evaluating the impact that the adoption of SFAS No. 159 will have, if any, on its financial position, results of operation and cash flows.

In December 2007, the FASB issued SFAS 141(revised), Business Combinations (“SFAS 141(R)”). SFAS 141(R) will change how identifiable assets acquired and the liabilities assumed in a business combination will be recorded in the financial statements. SFAS 141(R) requires the acquiring entity in a business combination to recognize the full fair value of assets acquired and liabilities assumed in the transaction (whether a full or partial acquisition); establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires expensing of most transaction and restructuring costs. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is after December 31, 2008. The Company is currently evaluating the impact that the adoption of SFAS 141(R) will have, if any, on its financial position, results of operations and cash flows.

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51 (“SFAS 160”). SFAS 160 requires reporting entities to present noncontrolling (minority) interests as equity (as opposed to a liability or mezzanine equity) and provides guidance on the accounting for transactions between an entity and noncontrolling interests. SFAS 160 applies prospectively as of January 1, 2009. The Company is currently evaluating the impact that the adoption of SFAS 160 will have, if any, on its financial position, results of operations and cash flows.

(2)	Formation of Staubach Holdings, Inc. and Stock Exchanges

Effective July 1, 2007, The Staubach Company (“TSC”) and certain of its licensees participated in a tax-free equity exchange transaction under Section 351 of the Internal Revenue Code (“the Stock Exchange”). As a result of the Stock Exchange, TSC and certain of its licensees became wholly-owned subsidiaries of Staubach Holdings, Inc., which was formed in June 2007.

The purpose of the Stock Exchange was to consolidate the business operations of TSC and certain of its licensees, permit the equity holders of TSC and the licensees to diversify their current ownership and to eliminate certain administrative time and duplicative functions involved in operating TSC and its licensees. TSC contributed all of its outstanding capital stock of approximately 3,540,000 shares in exchange for an aggregate of approximately 8,000,000 shares of the Company’s common stock, par value $0.01, representing 40% of the total issued and outstanding shares of the Company at the time. The remaining approximately 12,000,000 shares of the Company, representing 60% of the total shares issued and outstanding, were exchanged for the equity interest of certain of TSC’s licensees. In addition to the shares received in the transaction, TSC and the acquired licensees have a contingent right to receive additional shares of the Company’s common stock in the event that the Earnings Before Interest, Tax, Depreciation, and Amortization (“EBITDA”) contribution growth of TSC or the acquired licensee, as applicable, for the twelve-month period ending December 31, 2009 compared to its normalized EBITDA for the twelve-month period ended December 31, 2006, exceeds the compounded EBITDA growth of the Company, on a consolidated basis, for the three-year period ending December 31, 2009. In the event of a change in control prior to December 31, 2009, which occurred with the acquisition of the Company by Jones Lang LaSalle Incorporated (“JLL”), this additional issuance would be calculated as of the time of the change in control. See Note 12.

Prior to the closing of the Stock Exchange, the Company and TSC entered into an agreement with Mr. and Mrs. Roger T. Staubach (“Mr. Staubach”) in which TSC assigned all of its rights to the intellectual property associated with the Staubach name to Mr. Staubach, who then exclusively licensed such intellectual property to the Company and TSC at no cost. Pursuant to the agreement, Mr. Staubach has the right to terminate the license upon the 12-year anniversary of the Stock Exchange closing, an initial public offering of the Company’s securities, a change in control of the Company, or Mr. Staubach being involuntarily terminated as a director or officer of the Company. If the license is terminated, the Company will no longer be able to conduct business under or using the Staubach name.

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

SFAS 141, Business Combinations (“SFAS 141”) stipulates that if a new entity is formed to issue equity interests to effect a business combination, one of the existing combining entities shall be determined to be the acquiring entity on the basis of the evidence available. As Staubach Holdings, Inc. was specifically formed to issue common stock to effect the Stock Exchange, it was determined that TSC is the acquiring entity and as a result, its net assets at the date of the Stock Exchange remained at their historical carrying basis with no step up to fair value. The historical stockholders’ equity of TSC has been retroactively restated to give effect for the shares received by the TSC shareholders in the Stock Exchange.

Effective May 31, 2008, the Company and two of its licensees participated in a tax-free equity exchange under Section 368 of the Internal Revenue Code resulting in these two licensees becoming wholly-owned subsidiaries of the Company. A total of 366,200 shares of the Company’s common stock were exchanged for the equity interests of these two licensees.

The purchase price of $249,017,809 and $7,997,808, relating to the acquired licensees on July 1, 2007 and May 31, 2008, respectively, was allocated to the estimated fair value of the assets acquired and liabilities assumed in accordance with SFAS 141 as follows:

	Acquisition - July 1, 2007			Acquisition June 1, 2008
	Initial Shares Issued	Contingent Shares Issued	Total Consideration	Total Consideration	Total Consideration
Cash and cash equivalents	$23,814,850	$—	$23,814,850	$848,005	$24,662,855
Accounts receivable	9,857,565	—	9,857,565	395,364	10,252,929
Furniture, fixtures and equipment	4,214,940	—	4,214,940	149,434	4,364,374
Goodwill	157,793,821	6,748,714	164,542,535	4,694,683	169,237,218
Intangible assets	125,980,000	—	125,980,000	4,880,000	130,860,000
Prepaid and other assets	3,861,224	—	3,861,224	90,329	3,951,553

Total assets	325,522,400	6,748,714	332,271,114	11,057,815	343,328,929

Accounts payable and accrued liabilities	27,431,436	—	27,431,436	1,114,107	28,545,543
Deferred tax liability	49,073,155	—	49,073,155	1,945,900	51,019,055

Total liabilities	76,504,591	—	76,504,591	3,060,007	79,564,598

Net assets acquired	$249,017,809	$6,748,714	$255,766,523	$7,997,808	$263,764,331

The purchase price as negotiated between the Company, TSC and the licensees was based on a multiple of the licensees EBITDA, as well as net assets and cash contributed.

As previously mentioned, TSC and the licensees acquired in the Stock Exchange that was consummated on July 1, 2007, individually, had the right to receive additional shares of the Company’s common stock contingent upon certain EBITDA targets being met. Upon the Company being acquired by JLL, which resulted in a change of control, these EBITDA measurements were accelerated and measured as of July 10, 2008, the date prior to the consummation of the acquisition by JLL. As a result, additional shares of the Company’s common stock of 793,430 and 323,830 shares were issued to TSC and to those licensees that qualified for the additional shares, respectively.

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

As TSC is considered the acquiring entity, the additional shares of the Company’s common stock issued to TSC has no effect on the total purchase price listed above for the July 1, 2007 acquisition. The additional contingent shares were issued to TSC subsequent to June 30, 2008 and as a result are not shown as being outstanding as of June 30, 2008. As noted above, the additional shares issued to the acquired licensees subsequent to June 30, 2008 have been reflected as additional consideration paid to the acquired licensees effective July 1, 2007.

With the acquired licensees being service organizations, the acquired goodwill is primarily attributable to the assembled and trained workforce, systems and programs employed by the licensees, perceived synergies to be achieved through the acquisition and the expectation that the acquired licensees in total will enhance the value of the entire organization.

(3)	Furniture, Fixtures, and Equipment

Furniture, fixtures, and equipment consisted of the following at June 30, 2008:

Furniture and office equipment	$7,184,693
Software	2,315,360
Leasehold improvements	2,665,956

Total owned assets	12,166,009
Less accumulated depreciation and amortization	(6,655,650)

Furniture, fixtures and equipment, net	$5,510,359

Depreciation expense relating to furniture, fixtures, and equipment was approximately $1,848,000 for the twelve months ended June 30, 2008.

(4)	Intangibles

Intangible assets consist of the following as of June 30, 2008:

	Useful life
Right to use the Staubach trade name	12 years	$105,290,000
Contractual backlog	10 months	20,390,000
In-place contracts	9 years	5,180,000

Total intangible assets		130,860,000
Accumulated amortization		(28,938,896)

Carrying value		$101,921,104

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The weighted average amortization period for intangible assets is approximately 10 years. Amortization expense was $28,938,896 for the twelve months ended June 30, 2008. As of June 30, 2008, future amortization expense related to definite life intangibles is estimated to be as follows:

2009	$9,965,707
2010	9,434,707
2011	9,434,707
2012	9,434,707
2013	9,434,707
Thereafter	54,216,569

$101,921,104

(5)	Leases

The Company leases office space and certain additional equipment under noncancelable operating leases. Future minimum lease payments under noncancelable operating leases as of June 30, 2008 are as follows:

2009	$9,464,000
2010	10,107,000
2011	9,318,000
2012	8,284,000
2013	6,058,000
Thereafter	25,440,000

$68,671,000

The future minimum lease payments shown above have not been reduced for future estimated rents to be received from affiliates under unwritten sublease arrangements totaling approximately $19,441,000 as of June 30, 2008.

The Company executed a 124 month lease agreement for a new office building encompassing approximately 119,200 rentable square feet in Dallas, Texas. The Company plans to relocate its corporate headquarters in the fourth quarter of fiscal year 2009 upon building completion. The lease commences January 2009 and requires monthly lease payments ranging from approximately $303,000 to $321,000. The Company has the option to renew the lease for two five-year renewal periods, and has the option to purchase the property upon the landlord marketing the property for sale.

Net rental expense for the period ended June 30, 2008 was approximately $7,444,000 after deducting sublease income of $1,091,000 and is included in selling, general, and administrative expenses in the accompanying consolidated financial statements.

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(6)	Class A Voting Common Stock

Effective with the termination of an employee’s or contractor’s relationship with the Company, the terminated employee or contractor is obligated to sell shares of the Company’s common stock held by said employee or contractor to the Company, and the Company is obligated to purchase or redeem said shares. In addition, the Company must redeem shares of the Company’s common stock held by Mr. Staubach upon his death or retirement. The amount to be paid out in accordance with the Shareholders’ Agreement is derived from a formula that is based primarily on the Company’s EBITDA and a multiple of (5).

The Shareholders’ Agreement provides that shareholders can put back to the Company up to 20% of their common stock holdings in the Company after the third anniversary of the effective date of the Stock Exchange. The redemption amount for these shares is determined in the same manner as the redemption amount for a share subject to mandatory redemption, as noted above. That portion of the common stock holdings that can be put back to the Company has been reflected outside of equity on the consolidated balance sheet at its estimated fair value as of the date of issuance in accordance with Accounting Series Release 268 and EITF Abstract Topic D-98. As the put feature will not be exercised, the puttable shares have not been adjusted to their estimated redemption value.

As discussed in Note 12, all the common stock previously held by the Company’s shareholders was acquired by Jones Lang LaSalle Incorporated effective July 11, 2008.

During the twelve months ended June 30, 2008, the Company granted in total 276,895 shares of common stock to certain employees. In conjunction with the stock grants, the Company recorded compensation expense of $6,161,900 which is based on an estimated fair value per share at the date of grant ranging from $19.26 to $25.10. The estimated fair value per share is derived from a formula that is based primarily on the Company’s EBITDA and a multiple of (5).

During the twelve months ended June 30, 2008, the Company allowed certain employees to acquire in total 2,132 shares of common stock at $2/share. The difference between the consideration paid by the employees and the estimated fair value per share of $19.26 totaling $36,798 has been recognized as compensation expense.

In June 2008, the Board of Directors of the Company declared a dividend of $2.36 per share to be paid to the shareholders of record as of June 17, 2008. The total amount of the dividend paid was $48,262,689.

7)	Commitments and Contingencies

As of June 30, 2008, the Company obtained a letter of credit agreement with a financial institution for approximately $5.4 million. The letter of credit was obtained in lieu of a security deposit for the owner of the Company’s new office building that it will relocate to in fiscal year 2009 upon building completion.

The nature of the operations of the Company exposes it to the risk of claims and litigation in the normal course of business. Although the outcome of these matters cannot be determined with certainty, management believes that the ultimate resolution of these matters will not have a material adverse effect on the financial position or results of operations of the Company.

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Company is currently listed as a defendant, among others, relative to claims involving a former licensee. The plaintiff, a former employee of a former licensee, is seeking damages primarily relating to compensation of approximately $8,000,000, collectively, from the listed defendants. As the plaintiff was never an employee of the Company, management does not believe that the case has merit and intends to vigorously defend their position in this matter.

(8)	Income Taxes

The components of the provision (benefit) for income taxes for the period ended June 30, 2008 were as follows:

Current tax expense:
Federal	$25,644,815
State	6,028,948

31,673,763

Deferred tax (benefit):
Federal	(7,123,281)
State	(992,172)

(8,115,453)

$23,558,310

The differences in income taxes provided and the amounts determined by applying the statutory tax rate to income before income taxes result from the following:

Income tax expense at the statutory rate	$20,732,142
Effect of state taxes (net of federal benefit)	2,892,581
Effect of permanent differences	35,108
Reduction in valuation allowance	(182,134)
Other	80,612

Total tax expense	$23,558,310

The Company’s income tax provision was computed on the federal statutory rate and the average state statutory rate, net of related federal benefit. The provision for income taxes differed from the amount computed due to the effect of the intangibles, goodwill, state income taxes, tax exempt interest income, basis differences on real estate investments and certain non-deductible expenses consisting primarily of meals and entertainment expenditures.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The principal components creating net deferred tax assets and liabilities as of June 30, 2008 were as follows:

Deferred tax assets:
Current:
Accrued vacation	$312,361
Accrued expenses	25,936
Allowance for doubtful accounts	17,283
Deferred revenue	1,187,087

Total current	1,542,667

Noncurrent:
Fixed assets	1,046,723
Investment in real estate partnerships	(40,331)
Organization expense	65,759
Miscellaneous	37,562
Capitalized reorganization expense	518,031

Total noncurrent, net	1,627,744

Total deferred tax assets	3,170,411

Deferred tax liabilities:
Current:
Other income	1,221,743

Total current	1,221,743

Noncurrent:
Goodwill	242,279
Intangibles	40,641,040

Total noncurrent	40,883,319

Total deferred tax liabilities	42,105,062

Net deferred tax liability	$38,934,651

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(9)	Transactions with Licensees

Historically, the Company has entered into license agreements with separate real estate brokerage and consulting companies. The Company maintains license agreements with five licensees. The Company licenses its trademarks to these companies for use in the real estate business. The licensees agree to abide by certain common business practices and operating procedures designed to protect the Company’s trademarks. The Company generally receives monthly license fee revenue from each licensee for the right to use the trademarks and for certain administrative and marketing services provided by the Company. Typically, a license agreement may be canceled by either party for a material breach of the license agreement or for cause upon seven (7) days written notice, subject to certain cure periods as set forth in the license agreements. If a license agreement is terminated by a licensee under certain conditions, the Company may continue to collect license fees for a specified period of time as defined in the license agreement. Effective June 30, 2008, the Company terminated the license agreements with Mexico and Canada.

(10)	Related-Party Transactions

In June 2007, TSC authorized a push-down of certain assets, including cash, notes receivable, investments and other assets and liabilities, to TSC Assets, LLC (“TSC Assets”). TSC Assets was formed by TSC and was wholly-owned by TSC at the point of inception. Immediately following the transfer of certain assets, TSC distributed a membership interest dividend consisting of an aggregate of approximately 3,540,000 membership units, representing 100% ownership, of TSC Assets to its shareholders on a pro-rata basis. The primary purpose of TSC Assets is to distribute the contributed assets to its shareholders. The Company has paid interest of approximately $544,000 to TSC Assets which has been reflected as interest expense in the consolidated statement of income for advances made to the Company. There are no amounts payable to TSC Assets as of June 30, 2008.

The Company pays certain administrative costs on behalf of certain licensed or affiliated companies, which are periodically reimbursed by the licensee or affiliate. Including lease allocations as discussed in Note 5, monthly costs paid on behalf of these affiliates were approximately $324,000 for the period ended June 30, 2008. The unreimbursed balance of administrative costs and certain other costs included in receivables – affiliates in the accompanying consolidated balance sheet was approximately $649,400 at June 30, 2008.

In January 2000, TSC entered into a cost sharing arrangement with DTZ Holdings, a global real estate services firm, to provide marketing and support services on a global basis. DTZ acts as escrow agent for the expenses related to the venture, and is reimbursed by TSC on a quarterly basis. The cost sharing arrangement provides that TSC and DTZ Holdings will each fund 50% of the overhead. For the period ended June 30, 2008, the Company and TSC incurred expenses of approximately $123,000 related to this arrangement. Upon the merger, see Note12, this arrangement was terminated.

In January 2008, the Company loaned an employee group (New York) $442,823 with interest stated at the prime rate. As of June 30, 2008, the balance of the note receivable including accrued interest was approximately $456,000 and is included in receivables – other on the accompanying consolidated balance sheet. The balance was paid in full subsequent to year end.

STAUBACH HOLDINGS, INC.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

In June 2008, as a condition of the Merger (see Note 12) the Company authorized a push-down of certain net assets to Staubach Holdings Assets, LLC (“Holdings Assets”). Holdings Assets was formed by the Company and was wholly-owned by the Company at the point of inception. Immediately following the transfer of the net assets to Holdings Assets, which occurred July 10, 2008, the Company distributed a membership interest dividend, representing 100% ownership of Holdings Assets, to its shareholders of record as of June 17, 2008 on a pro-rata basis. The primary purpose of Holdings Assets is to distribute the contributed assets to its members. The Company has accounted for the distribution of its ownership interest in Holdings Assets, which occurred on July 10, 2008, as a dividend-in-kind and has accrued the dividend totaling $5,230,000 as of June 30, 2008 which represents the estimated fair value of the underlying net assets transferred to Holdings Assets.

(11)	401(k) Plan

TSC adopted a 401(k) Plan and Trust (the “401(k) Plan”) effective July 1, 1988 that was assumed by the Company as a result of the Stock Exchange. All employees that have reached the age of 20 are eligible to participate in the 401(k) Plan. All amounts contributed by participating employees are immediately vested in full. The 401(k) plan allows for a discretionary matching provision to be determined by the board of directors annually. A total of approximately $603,000 was expensed during the twelve months ended June 30, 2008, related to this matching and is included in salaries, bonus, and benefits in the accompanying consolidated statement of income.

(12)	Subsequent Events

On July 11, 2008, the Company was acquired by Jones Lang LaSalle Incorporated (“Purchaser”) through a merger of Jones Lang LaSalle Tenant Representation, Inc., a wholly owned subsidiary of Purchaser, with and into the Company, with the Company continuing as the surviving corporation in the merger and becoming an indirect wholly owned subsidiary of Purchaser (the “Merger”). Each share of the Company’s common stock is entitled to receive consideration consisting of the Closing Consideration Amount of $180,352,500 and certain deferred payments. The Closing Consideration Amount consists of shares of common stock, par value $.01 per share, of Purchaser having an aggregate value of $100,000,000 and cash of $80,352,500. The deferred payments total an aggregate amount of $389,712,500 to be paid in installments on the certain anniversary dates, subject to adjustment as set forth in the Agreement and Plan of Merger dated June 16, 2008 (the “Merger Agreement”), with final payment due in full on July 11, 2013. In addition, the Shareholders may be entitled to receive additional consideration to the extent that the Tenant Representation Business Revenues exceed certain targets during the period July 1, 2008 through December 31, 2010. Such earn out payments, if earned, will be in an aggregate amount of up to $113,850,000.

During July 2008, in conjunction with the Merger, the Company granted approximately 619,500 shares of its common stock to certain employees upon the execution of employment agreements.